Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Jumptap, Inc. 2005 Stock Option and Grant Plan of our report dated February 20, 2013, with respect to the consolidated financial statements and schedule of Millennial Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

November 6, 2013